UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 23, 2009

ARTHROCARE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-027422	94-3180312
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7500 Rialto Blvd., Building Two, Suite 100, Austin, TX 78735
(Address of principal executive offices, including zip code)

(512) 391-3900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On December 23, 2009, ArthroCare Corporation (the “Company”) announced that it has resolved its dispute with Ethicon, Inc., DePuy Mitek, Inc. and Gyrus Medical, Ltd. (collectively, the “Claimants”).  As previously reported, an arbitration award issued on August 21, 2009, granted the Claimants $16.4 million in damages, interest and attorney fees, on which interest has continued to accrue since the date of the award.  Based upon the Company’s resolution of this matter with the Claimants, the Company will dismiss with prejudice its proceedings to vacate the award and has paid to the Claimants $15.5 million as payment in full of the award.  The Company also agreed not to challenge the validity or enforceability of the patents that were the subject of the award.

In connection with the resolution of this matter, the Claimants granted to the Company a non-transferable, non-assignable, non-exclusive license to the patents at issue and their foreign equivalents.  The Company will pay royalties of no more than the sum of the Claimants’ and their affiliates’ royalty payments for that calendar year that are due to the Company under the terms of a pre-existing arrangement among the Company, Ethicon Inc. (and two of its divisions), Gynecare, Inc., and Gyrus Medical, Ltd.

FORWARD-LOOKING STATEMENTS

The information provided herein includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on beliefs and assumptions by management and on information currently available to management. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Additional factors that could cause actual results to differ materially from those contained in any forward-looking statement include, without limitation: the ability of the Company to fulfill its obligations with respect to the rights of the holders of the Series A Convertible Preferred Stock, including but not limited to the redemption rights and registration rights of the holders of the Series A Convertible Preferred Stock; the resolution of litigation pending against the Company; the Company’s ability to design or improve internal controls to address issues detected in its reviews of internal controls and insurance reimbursement practices (collectively, the “Reviews”) or by management in its reassessment of the Company’s internal controls; the impact upon the Company’s operations of legal compliance matters or internal controls review, improvement and remediation; the ability of the Company to control expenses relating to legal compliance matters or internal controls review, improvement and remediation; the Company’s ability to remain current in its periodic reporting requirements under the Exchange Act and to file required reports with the Securities and Exchange Commission on a timely basis; the results of the investigations being conducted by the Staff of the Division of Enforcement of the Securities and Exchange Commission and the United States Department of Justice; the impact on the Company of additional civil and criminal investigations by state and federal agencies and civil suits by private third parties involving the Company’s financial reporting and its previously announced restatement and its insurance billing and healthcare fraud-and-abuse compliance practices; the ability of the Company to attract and retain qualified senior management and to prepare and implement appropriate succession planning for its Chief Executive Officer; general business, economic and political conditions; competitive developments in the medical devices market; changes in applicable legislative or regulatory requirements; the Company’s ability to effectively and successfully implement its financial and strategic alternatives, as well as business strategies, and manage the risks in its business; and the reactions of the marketplace to the foregoing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTHROCARE CORPORATION

Date: December 23, 2009	By:	/s/ David Fitzgerald
David Fitzgerald
President and Chief Executive Officer